UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 13, 2013
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 13, 2013 at the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) of Precision Castparts Corp. (the “Company”), the Company's shareholders re-approved and amended the Company's 2001 Stock Incentive Plan (the “Stock Incentive Plan”) in order to qualify specified executive compensation potentially payable pursuant to the Stock Incentive Plan for tax deductibility under the Internal Revenue Code's criteria and to increase the number of authorized shares under the Stock Incentive Plan. This summary of the Stock Incentive Plan, as well as the more detailed summary contained in the Company's proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on July 3, 2013, are qualified in their entirety by reference to the full text of the Stock Incentive Plan, which is attached hereto as Exhibit 10.1.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2013 Annual Meeting, the Company's shareholders approved an amendment to add a new Article IX to the Company's Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors. The amendment is reflected in Exhibit 3.1 attached hereto.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2013 Annual Meeting on August 13, 2013. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Withheld	Broker Non-Votes
1. Election of Directors
Mark Donegan		116,035,378	6,187,732	8,704,002
Daniel J. Murphy		117,810,352	4,412,758	8,704,002
Vernon E. Oechsle		115,919,814	6,303,296	8,704,002
Ulrich Schmidt		118,179,926	4,043,184	8,704,002
Richard L. Wambold		117,800,767	4,422,343	8,704,002

		Votes For	Votes Against	Abstentions
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for year ending March 30, 2014		130,309,273	258,252	359,587

	Votes For	Votes Against	Abstentions	Broker Non-Votes
3. Advisory vote regarding compensation of the Company's named executive officers	112,081,595	7,745,884	2,395,631	8,704,002

	Votes For	Votes Against	Abstentions	Broker Non-Votes
4. Re-approval and amendment of the 2001 Stock Incentive Plan to increase the number of authorized shares	115,629,698	6,041,191	552,221	8,704,002

	Votes For	Votes Against	Abstentions	Broker Non-Votes
5. Approval of amendment to Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors	121,679,687	218,700	324,723	8,704,002

ITEM 8.01.	Other Events.

On August 14, 2013, the Company issued a press release announcing that its Board of Directors had approved an increase of $750 million to the Company's existing program to repurchase shares of the Company's common stock, effective immediately and continuing through June 30, 2015. This amount is in addition to approximately $400 million remaining from a prior authorization. Repurchases under the Company's program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors. This share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be suspended at any time at the Company's discretion. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1    Restated Articles of Incorporation of Precision Castparts Corp., as amended

10.1    2001 Stock Incentive Plan, as amended

99.1    Press release issued by Precision Castparts Corp. dated August 14, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	August 15, 2013	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)